                                                                     EXHIBIT 4.1

                                                            SHARES
                                                            CUSIP 482730 10 8
                                                            SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

                                     K-TRON

                              K-TRON INTERNATIONAL

             INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

                                  COMMON STOCK

This Certifies that
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE OF $.01 PER
SHARE,

                                       OF

                           K-TRON INTERNATIONAL, INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED

                                            Countersigned and Registered:
                                            AMERICAN STOCK TRANSFER &
                                            TRUST COMPANY
                                                  (New York, New York)
                                                  Transfer Agent and Registrar
                                                  Authorized Signature

Mary E. Vaccara    Secretary      Edward B. Cloues, II   Chairman of the Board
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                           K-TRON INTERNATIONAL, INC.

                  THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE CORPORATION A FULL STATEMENT OF
         (1) THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF PREFERRED STOCK AND COMMON STOCK OF THE CORPORATION SO FAR AS THE SAME HAVE BEEN DETERMINED AND (2) THE AUTHORITY OF THE BOARD OF DIRECTORS TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND CHANGE THE RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF ANY CLASS OR SERIES.

         This certificate also evidences a beneficial interest in and entitles the holder to certain Rights as set forth in the Rights Agreement between K-Tron International, Inc. (the "Company") and First Interstate Bank of Arizona, N.A. (the "Rights Agent") dated as of October 3, 1991 (the "Rights Agreement"), and as the same may be amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and beneficial interests therein will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --  as tenants in common

TEN ENT  --  as tenants by the entireties
JT TEN   --  as joint tenants with right of survivorship
             and not as tenants in common

UNIF GIFT MIN ACT--.............Custodian.................
                      (Cust)                  (Minor)
                   under Uniform Gifts to Minors
                   Act....................................
                                   (State)
     Additional abbreviations may also be used though not in the above list

         For value received        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

                  Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

                           NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) REQUIRED:

                  THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.